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                                                                     Exhibit 5.1

May 22, 2000


Transocean Sedco Forex Inc.
(a Cayman Islands Exempted Company)
4 Greenway Plaza
Houston, Texas 77046
United States of America



Gentlemen,

As set forth in a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") (the "Registration Statement") by Transocean Sedco Forex Inc., a Cayman Islands exempted company (the "Company"), under the Securities Act of 1993, as amended (the "Act"), relating to (i) the Company's unsecured debt securities (the "Debt Securities"), in one or more series, which may be convertible into or exchangeable for the Company's ordinary shares, par value $0.01 per share (the "Ordinary Shares"), the Company's preference shares, par value $0.10 per share (the "Preference Shares"), or other Debt Securities and (ii) Ordinary Shares to be issued and sold by the Company from time to time pursuant to the Act for an aggregate initial offering price not to exceed $50,938,800, certain legal matters in connection with such are being passed upon by me.

I am Vice President and General Counsel of the Company. In such capacity, I have examined (i) the Articles of Association and Memorandum of Association of the Company (the "Charter Documents"); (ii) the Indenture dated as of April 15, 1997, as supplemented by the First Supplemental Indenture dated as of April 15, 1997 and the Second Supplemental Indenture dated as of May 14, 1999 (the "Senior Indenture"), between the Company and Chase Bank of Texas, National Association, as trustee, pursuant to which the senior Debt Securities may be issued; (iii) the Indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") in the form of Exhibit 4.6 to the Registration Statement to be executed by the Company and a trustee to be designated therein, pursuant to which subordinated Debt Securities may be issued; and (iv) the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed.

In connection with this opinion, I have assumed that (i) the Amendment and any further amendments to the Registration Statement (including post-effective amendments), will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.


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Based upon and subject to the foregoing, I am of the opinion that:

1. With respect to Debt Securities to be issued under the Indentures, when (i) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board of Directors of the Company or, to the extent permitted by the laws of the Cayman Islands, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board"), has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board (a) upon payment of the consideration therefor provided for therein, or (b) in the case of Debt Securities issuable upon conversion or exchange of Debt Securities or Preference Shares which, by their respective terms, are convertible into or exchangeable for Debt Securities or upon exercise of Warrants to purchase Debt Securities, in each case as contemplated by the applicable Indenture and the applicable definitive warrant, purchase, underwriting or similar agreement approved by the Board upon payment of any additional consideration that is payable upon such conversion, exchange or exercise, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


This opinion is limited to the applicable laws of the State of New York and the applicable federal laws of the United States.

I hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. I also consent to the reference to me under the heading "Legal Opinions" in the prospectus forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                           Very truly yours,

                                           /s/ Eric B. Brown